Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $71.5 MILLION

AND ADJUSTED EBITDA OF $282.3 MILLION FOR THIRD QUARTER FISCAL 2014

•            Third Quarter Net Income of $71.5 million, Compared to Prior Year’s Third Quarter Net Income of $61.9 million

•            Third Quarter Net Income of $0.04 per Diluted Share, Compared to Prior Year’s Third Quarter Net Income of $0.07 per Diluted Share

•                  Current Quarter Net Income per Share Negatively Impacted by $0.03 per Share Due to the Redemption of the Company’s Series G and H Convertible Preferred Stock

•            Third Quarter Adjusted EBITDA of $282.3 Million Compared to Adjusted EBITDA of $295.3 Million in Prior Year’s Third Quarter;

•                  Prior Year’s Third Quarter Adjusted EBITDA Includes an $18.1 Million Benefit Related to the Settlement of Interchange Fee Litigation.

•            Rite Aid Updates Fiscal 2014 Outlook

CAMP HILL, Pa. (Dec. 19, 2013) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal third quarter ended Nov. 30, 2013. The company reported revenues of $6.4 billion, net income of $71.5 million or $0.04 per diluted share, and Adjusted EBITDA of $282.3 million, or 4.4 percent of revenues.  Prior year’s results included an $18.1 million or $0.02 per diluted share benefit from the settlement of interchange fee litigation. Current year earnings per diluted share were negatively impacted by $0.03 per share due to the redemption of the Company’s Series G and Series H Convertible Preferred stock on Sept. 30, 2013.

“Our solid third quarter results were driven by the continued success of our key wellness initiatives, specifically the strong start to our flu immunization campaign, and the completion of additional Wellness stores, which now represent nearly a quarter of all Rite Aid stores,” said Rite Aid Chairman and CEO John Standley.

“Our team of dedicated Rite Aid associates worked together to execute our strategy and deliver growth in same-store prescription counts, increased same-store sales and net income of more than $71 million,” he added.  “These results reflect our continued progress in building our unique brand of health, wellness and customer engagement.”

-More-

Third Quarter Summary

Revenues for the 13-week quarter were $6.4 billion versus revenues of $6.2 billion in the prior year’s third quarter. Revenues increased 1.9 percent primarily as a result of an increase in pharmacy same store sales.

Same store sales for the quarter increased 2.3 percent over the prior year’s 13-week period, consisting of a 3.5 percent increase in pharmacy sales, partially offset by a 0.2 percent decrease in front end sales. Pharmacy sales included an approximate 88 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.7 percent over the prior year period. Prescription sales accounted for 68.6 percent of total drugstore sales, and third party prescription revenue was 97.1 percent of pharmacy sales.

Net income was $71.5 million or $0.04 per diluted share compared to last year’s third quarter net income of $61.9 million or $0.07 per diluted share. The improvement in net income resulted primarily from decreases in interest expense and lease termination and impairment charges, partially offset by a higher LIFO charge and an $18.1 million benefit from the settlement of interchange fee litigation in the prior year third quarter. Diluted earnings per share were negatively impacted by $0.03 due to the redemption of the Company’s Series G and Series H Convertible Preferred Stock on Sept. 30, 2013, as previously announced.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $282.3 million or 4.4 percent of revenues for the third quarter compared to $295.3 million or 4.7 percent of revenues for the like period last year. Prior year Adjusted EBITDA included an $18.1 million benefit from the settlement of interchange fee litigation. The current quarter’s Adjusted EBITDA benefited from an increase in pharmacy gross profit, driven by script count growth, and strong SG&A expense control, offset by a decrease in front-end gross profit.

In the third quarter, the company relocated four stores and remodeled 94 stores, bringing the total number of wellness stores chainwide to 1,117. The company closed nine stores, resulting in a total store count of 4,595 at the end of the third quarter.

Rite Aid Updates Fiscal 2014 Guidance

Rite Aid has updated its fiscal 2014 guidance with sales expected to be between $25.3 billion and $25.425 billion and same store sales to range from an increase of 0.35 percent to 0.85 percent compared to fiscal 2013. Adjusted EBITDA (which is reconciled to net income on the attached table) guidance is now expected to be between $1.250 billion and $1.280 billion and net income is now expected to be between $204.0 million or $0.17 per diluted share and $259.0 million or $0.23 per diluted share. Capital expenditures are expected to be $415.0 million.

2

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Dec. 21, 2013. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 18263517.

Rite Aid is one of the nation’s leading drugstore chains with 4,595 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

###

3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	November 30, 2013	March 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$183,212	$129,452
Accounts receivable, net	850,249	929,476
Inventories, net of LIFO reserve of $975,241 and $915,241	3,301,103	3,154,742
Prepaid expenses and other current assets	111,689	195,377
Total current assets	4,446,253	4,409,047
Property, plant and equipment, net	1,957,584	1,895,650
Other intangibles, net	438,281	464,404
Other assets	296,049	309,618
Total assets	$7,138,167	$7,078,719

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$47,753	$37,311
Accounts payable	1,397,093	1,384,644
Accrued salaries, wages and other current liabilities	1,120,238	1,156,315
Total current liabilities	2,565,084	2,578,270
Long-term debt, less current maturities	5,825,816	5,904,370
Lease financing obligations, less current maturities	78,857	91,850
Other noncurrent liabilities	897,235	963,663
Total liabilities	9,366,992	9,538,153

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	—	1
Preferred stock - Series H	—	182,097
Common stock	965,411	904,268
Additional paid-in capital	4,434,570	4,280,831
Accumulated deficit	(7,571,225)	(7,765,262)
Accumulated other comprehensive loss	(57,581)	(61,369)
Total stockholders’ deficit	(2,228,825)	(2,459,434)
Total liabilities and stockholders’ deficit	$7,138,167	$7,078,719

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 30, 2013	Thirteen weeks ended December 1, 2012
Revenues	$6,357,732	$6,237,847
Costs and expenses:
Cost of goods sold	4,557,066	4,426,526
Selling, general and administrative expenses	1,632,299	1,612,198
Lease termination and impairment charges	1,672	14,366
Interest expense	102,819	128,371
Loss on debt retirements, net	271	—
Gain on sale of assets, net	(9,331)	(6,262)

	6,284,796	6,175,199

Income before income taxes	72,936	62,648
Income tax expense	1,388	777
Net income	$71,548	$61,871

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$71,548	$61,871
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,814)	(2,651)
Conversion of Series G and H preferred stock	(25,603)	—
Income attributable to common stockholders - basic	43,105	59,194
Add back - Interest on convertible notes	—	1,334
Income attributable to common stockholders - diluted	$43,105	$60,528

Denominator:
Basic weighted average shares	938,994	891,031
Outstanding options and restricted shares, net	48,843	1,977
Convertible notes	—	24,800

Diluted weighted average shares	987,837	917,808

Basic income per share	$0.05	$0.07
Diluted income per share	$0.04	$0.07

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 30, 2013	Thirty-nine weeks ended December 1, 2012
Revenues	$18,928,954	$18,937,018
Costs and expenses:
Cost of goods sold	13,490,936	13,666,505
Selling, general and administrative expenses	4,844,491	4,918,433
Lease termination and impairment charges	24,034	34,292
Interest expense	322,599	388,013
Loss on debt retirements, net	62,443	17,842
Gain on sale of assets, net	(16,396)	(19,267)

	18,728,107	19,005,818

Income (loss) before income taxes	200,847	(68,800)
Income tax expense (benefit)	6,810	(63,818)
Net income (loss)	$194,037	$(4,982)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$194,037	$(4,982)
Accretion of redeemable preferred stock	(77)	(77)
Cumulative preferred stock dividends	(8,318)	(7,837)
Conversion of Series G and H preferred stock	(25,603)	—
Income (loss) attributable to common stockholders - basic and diluted	$160,039	$(12,896)

Denominator:
Basic weighted average shares	911,608	889,187
Outstanding options and restricted shares, net	41,227	—

Diluted weighted average shares	952,835	889,187

Basic income (loss) per share	$0.18	$(0.01)
Diluted income (loss) per share	$0.17	$(0.01)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended November 30, 2013	Thirteen weeks ended December 1, 2012
Net income	$71,548	$61,871
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,263	1,020
Total other comprehensive income	1,263	1,020
Comprehensive income	$72,811	$62,891

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Thirty-nine weeks ended November 30, 2013	Thirty-nine weeks ended December 1, 2012
Net income (loss)	$194,037	$(4,982)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	3,788	3,059
Total other comprehensive income	3,788	3,059
Comprehensive income (loss)	$197,825	$(1,923)

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 30, 2013	Thirteen weeks ended December 1, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,357,732	$6,237,847
Cost of goods sold	4,557,066	4,426,526
Gross profit	1,800,666	1,811,321
LIFO charge	25,000	—
FIFO gross profit	1,825,666	1,811,321

Gross profit as a percentage of revenues	28.32%	29.04%
LIFO charge as a percentage of revenues	0.39%	0.00%
FIFO gross profit as a percentage of revenues	28.72%	29.04%

Selling, general and administrative expenses	1,632,299	1,612,198
Selling, general and administrative expenses as a percentage of revenues	25.67%	25.85%

Cash interest expense	98,838	120,719
Non-cash interest expense	3,981	7,652
Total interest expense	102,819	128,371

Adjusted EBITDA	282,262	295,284
Adjusted EBITDA as a percentage of revenues	4.44%	4.73%

Net income	71,548	61,871
Net income as a percentage of revenues	1.13%	0.99%

Total debt	5,952,426	6,152,411
Invested cash	11,323	167,241
Total debt net of invested cash	5,941,103	5,985,170

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	84,419	84,984
Intangible assets acquired	28,954	25,692
Total cash capital expenditures	113,373	110,676
Equipment received for noncash consideration	1,588	504
Equipment financed under capital leases	1,906	2,017
Gross capital expenditures	$116,867	$113,197

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 30, 2013	Thirty-nine weeks ended December 1, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$18,928,954	$18,937,018
Cost of goods sold	13,490,936	13,666,505
Gross profit	5,438,018	5,270,513
LIFO charge	60,000	27,502
FIFO gross profit	5,498,018	5,298,015

Gross profit as a percentage of revenues	28.73%	27.83%
LIFO charge as a percentage of revenues	0.32%	0.15%
FIFO gross profit as a percentage of revenues	29.05%	27.98%

Selling, general and administrative expenses	4,844,491	4,918,433
Selling, general and administrative expenses as a percentage of revenues	25.59%	25.97%

Cash interest expense	309,942	364,929
Non-cash interest expense	12,657	23,084
Total interest expense	322,599	388,013

Adjusted EBITDA	968,629	788,102
Adjusted EBITDA as a percentage of revenues	5.12%	4.16%

Net income (loss)	194,037	(4,982)
Net income (loss) as a percentage of revenues	1.03%	-0.03%

Total debt	5,952,426	6,152,411
Invested cash	11,323	167,241
Total debt net of invested cash	5,941,103	5,985,170

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	255,269	233,195
Intangible assets acquired	64,605	45,659
Total cash capital expenditures	319,874	278,854
Equipment received for noncash consideration	1,588	2,636
Equipment financed under capital leases	15,023	7,251
Gross capital expenditures	$336,485	$288,741

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended November 30, 2013	Thirteen weeks ended December 1, 2012

Reconciliation of net income to adjusted EBITDA:
Net income	$71,548	$61,871
Adjustments:
Interest expense	102,819	128,371
Income tax expense	1,388	777
Adjustments to tax indemnification asset	(613)	—
Depreciation and amortization	101,188	102,790
LIFO charge	25,000	—
Lease termination and impairment charges	1,672	14,366
Stock-based compensation expense	4,117	4,219
Gain on sale of assets, net	(9,331)	(6,262)
Loss on debt retirements, net	271	—
Closed facility liquidation expense	1,058	1,396
Customer loyalty card program revenue deferral	(16,950)	(11,746)
Other	95	(498)
Adjusted EBITDA	$282,262	$295,284
Percent of revenues	4.44%	4.73%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Thirty-nine weeks ended November 30, 2013	Thirty-nine weeks ended December 1, 2012

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$194,037	$(4,982)
Adjustments:
Interest expense	322,599	388,013
Income tax expense (benefit)	6,810	(63,818)
Adjustments to tax indemnification asset	(1,840)	60,237
Depreciation and amortization	301,681	311,160
LIFO charge	60,000	27,502
Lease termination and impairment charges	24,034	34,292
Stock-based compensation expense	12,194	12,872
Gain on sale of assets, net	(16,396)	(19,267)
Loss on debt retirements, net	62,443	17,842
Closed facility liquidation expense	2,848	4,263
Severance costs	—	(72)
Customer loyalty card program revenue deferral	(822)	16,247
Other	1,041	3,813
Adjusted EBITDA	$968,629	$788,102
Percent of revenues	5.12%	4.16%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended November 30, 2013	Thirteen weeks ended December 1, 2012

OPERATING ACTIVITIES:
Net income	$71,548	$61,871
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	101,188	102,790
Lease termination and impairment charges	1,672	14,366
Gain from lease termination	(8,750)	—
LIFO charge	25,000	—
Gain on sale of assets, net	(9,331)	(6,262)
Stock-based compensation expense	4,117	4,219
Loss on debt retirements, net	271	—
Changes in operating assets and liabilities:
Accounts receivable	76,532	9,343
Inventories	(110,482)	(74,724)
Accounts payable	(11,040)	172,614
Other assets and liabilities, net	106,661	(15,697)
Net cash provided by operating activities	247,386	268,520
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(84,419)	(84,984)
Intangible assets acquired	(28,954)	(25,692)
Proceeds from sale-leaseback transactions	—	2,405
Proceeds from dispositions of assets and investments	4,459	11,844
Proceeds from lease termination	8,750	—
Proceeds from insured loss	2,758	—
Net cash used in investing activities	(97,406)	(96,427)
FINANCING ACTIVITIES:
Net payments to revolver	(87,000)	—
Principal payments on long-term debt	(10,557)	(7,824)
Change in zero balance cash accounts	(4,842)	4,974
Net proceeds from the issuance of common stock	12,618	99
Payments for the repurchase of preferred stock	(21,034)	—
Deferred financing costs paid	(120)	(26)
Net cash used in financing activities	(110,935)	(2,777)
Increase in cash and cash equivalents	39,045	169,316
Cash and cash equivalents, beginning of period	144,167	94,325
Cash and cash equivalents, end of period	$183,212	$263,641

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirty-nine weeks ended November 30, 2013	Thirty-nine weeks ended December 1, 2012

OPERATING ACTIVITIES:
Net income (loss)	$194,037	$(4,982)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	301,681	311,160
Lease termination and impairment charges	24,034	34,292
Gain from lease termination	(8,750)	—
LIFO charge	60,000	27,502
Gain on sale of assets, net	(16,396)	(19,267)
Stock-based compensation expense	12,194	12,872
Loss on debt retirements, net	62,443	17,842
Changes in operating assets and liabilities:
Accounts receivable	79,895	95,732
Inventories	(206,408)	13,055
Accounts payable	25,160	55,498
Other assets and liabilities, net	(19,972)	55,533
Net cash provided by operating activities	507,918	599,237
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(255,269)	(233,195)
Intangible assets acquired	(64,605)	(45,659)
Proceeds from sale-leaseback transactions	3,989	6,355
Proceeds from dispositions of assets and investments	14,157	27,744
Proceeds from lease termination	8,750	—
Proceeds from insured loss	6,138	—
Net cash used in investing activities	(286,840)	(244,755)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,310,000	426,263
Net payments to revolver	(75,000)	(136,000)
Principal payments on long-term debt	(1,332,528)	(479,147)
Change in zero balance cash accounts	(10,161)	(43,507)
Net proceeds from the issuance of common stock	24,881	1,103
Payments for the repurchase of preferred stock	(21,034)	—
Financing fees paid for early debt redemption	(45,636)	(11,069)
Deferred financing costs paid	(17,840)	(10,769)
Net cash used in financing activities	(167,318)	(253,126)
Increase in cash and cash equivalents	53,760	101,356
Cash and cash equivalents, beginning of period	129,452	162,285
Cash and cash equivalents, end of period	$183,212	$263,641

Chart 11

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 1, 2014

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,300,000	$25,425,000

Same store sales	0.35%	0.85%

Gross capital expenditures	$415,000	$415,000

Reconciliation of net income to adjusted EBITDA:
Net income	$204,000	$259,000
Adjustments:
Interest expense	427,000	427,000
Income tax benefit	(25,000)	(25,000)
Adjustments to tax indemnification asset	30,000	30,000
Depreciation and amortization	405,000	405,000
LIFO charge	90,000	70,000
Store closing and impairment charges	50,000	45,000
Stock-based compensation expense	16,000	16,000
Loss on debt retirement	62,000	62,000
Customer loyalty card program revenue deferral	3,000	3,000
Other	(12,000)	(12,000)
Adjusted EBITDA	$1,250,000	$1,280,000

Diluted income per share	$0.17	$0.23

Chart 12